ANEST FINANCIAL SOLUTIONS

ENGAGEMENT LETTER
August 2, 2005

Allan Legator, CFO
New Motion, Inc.
10 Corporate Park, #315
Irvine, CA 92606

It was a pleasure to discuss with you how I can help New Motion in its development of the Finance Department, process, procedures and analysis. I am writing to confirm our understanding of the services I am to provide, including the limitations of those services.

The objective of my services is to assist New Motion's management in developing timely financial reports and analysis.

I will work with you to:

•	Retain and record accounting records

•	Develop internal controls

•	Develop accounting policies and procedures

•	Develop reporting tools to automate timeliness of reports

•	Special projects as agreed upon by the CFO

Throughout the engagement I may provide advice, research materials, as appropriate, and recommendations to assist New Motion's management in performing its functions and making decisions. However, I will not perform management functions or make management decisions, which are the responsibility of New Motion's management and which include but are not limited to the following.

•	The general oversight of New Motion management decisions regarding financial reporting

•	The evaluation of whether the nature, timing, scope, and deliverables of the services performed are sufficient for your purposes

The members of the project team will consist of Ellie Anest. Other resources will be added to the project team as needed to meet the needs of New Motion management. If team members are added, Ellie will discuss with Allan Legator their role on the project team.

I expect to begin our engagement on August 8, 2005

I estimate my fees for these services will range from $75.00 per hour,plus a reimbursement of reasonable and ordinary expenses including, but not limited to, travel, meals and supplies. If unexpected circumstances arise that may result in the incurrence of significant additional time, I will inform you immediately and, if necessary, discuss any adjustments to my fees. The hours are limited to a minimum of 10 hour per week with a maximum of 20 hours per week, until other wise discussed and agreed upon with the CFO. These fees will be billed as the work progresses and are payable Ellie Anest every two weeks.

If the above terms and conditions meet with your approval, please sign and return the enclosed copy of this letter. I am enthusiastic about the opportunity to provide services to New Motion. Of course, should you have any questions or comments, please do not hesitate to call me.

Very truly yours,

Ellie Anest

(949)350-6336

ACCEPTANCE:

This letter correctly sets forth the understanding of the engagement.
Signature: Title:	CEO
Date:	8/2/05

Anest Financial Solutions
28241 Crown Valley Pkwy
Suite F, #256
Laguna Niguel, CA 92677
elanestAgmail.eom

Engagement Letter

January to, 2006

Allan Legator, CFO
New Motion, Inc.
42 Corporate Park, #250
Irvine, CA 92606

As an addendum to the August 2, 2005 engagement letter, below are the updates for New Motion, Inc. I am writing to confirm our understanding of the services I am to provide, including the limitations of those services.

The objective of my services is to assist New Motion's management in developing timely financial reports and analysis.

I will work with you to:

EI I Retain and record accounting records

EI Develop internal controls

EI Maintain Cash Flow models and Forecasting.

Develop accounting policies and procedures

0 Develop reporting tools to automate timeliness of reports

El Maintain and Implement Human Resource services and processes

EI Process Payroll and Benefits

0 Special projects as agreed upon by the CFO

Throughout the engagement I may provide advice, research materials, as appropriate, and recommendations to assist New Motion's management in performing its functions and making decisions. However, I will not perform management functions or make management decisions, which are the responsibility of New Motion's management and which include but are not limited to the following.

•	The general oversight of New Motion management decisions regarding financial reporting

•	The evaluation of whether the nature, timing, scope, and deliverables of the services performed are sufficient for your purposes

The members of the project team will consist of Ellie Anest or another qualified consultant to be named by Ellie. Other resources will be added to the project team as needed to meet the needs of New Motion management. If team members are added, Ellie will discuss with Allan Legator their role on the project team.

This is an extension to the August 2, 2005 engagement letter, effective January 1, 2006.

I estimate my fees for these services will range from $100.00 per hour,plus a reimbursement of reasonable and ordinary expenses including, but not limited to, travel, meals and supplies. If unexpected circumstances arise that may result in the incurrence of significant additional time, I will inform you immediately and, if necessary, discuss any adjustments to my fees. The hours are limited to a minimum of 10 hour per week with a maximum of 20 hours per week, until other wise discussed and agreed upon with the CFO. These fees will be billed as the work progresses and are payable Ellie Anest every week.

If the above terms and conditions meet with your approval, please sign and return the enclosed copy of this letter. I am enthusiastic about the opportunity to provide services to New Motion. Of course, should you have any questions or comments, please do not hesitate to call me.

Very truly yours,

Ellie Anest

(949)350-6336

ACCEPTANCE: